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                                                                  EXHIBIT 10.2

                          SHARE SUBSCRIPTION AGREEMENT

This Share Subscription Agreement, hereinafter referred to as the "Share Subscription Agreement", is entered into on this 29th day of March 1999 by and between

1 RELIANT ENERGY WHOLESALE HOLDINGS (EUROPE) INC., a company incorporated under the laws of the State of Delaware, USA, having its principal offices at 1111 Louisiana, Houston, Texas, United States of America, herein represented by R. Steve Letbetter, hereinafter referred to, together with any successors and permitted assignees, as the "New Partner";

and

2          PROVINCIE NOORD HOLLAND
           having its seat at Haarlem, the Netherlands, herein represented by J.P.J. Lagrand, hereinafter referred to as the "Province of North Holland";

and

3          GEMEENTE AMSTERDAM
           having its seat at Amsterdam, the Netherlands, herein represented by G. ter Horst, hereinafter referred to as the "City of Amsterdam";

and

4          N.V. PROVINCIAAL EN GEMEENTELIJK UTRECHTS
           STROOMLEVERINGSBEDRIJF
           having its registered office at Utrecht, the Netherlands, herein represented by M. ten Klooster, hereinafter referred to as "Pegus";

and

5 RELIANT ENERGY POWER GENERATION, INC., a company incorporated under the laws of the State of Delaware, United States of America, with its principal offices at 1111 Louisiana, Houston, Texas, United States of America, herein represented by R. Steve Letbetter,


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           hereinafter referred to as the "Ultimate Parent 2"
and

6          N.V. ENERSIEPRODUKTIEBEDRIJF UNA
           having its registered office at Utrecht, the Netherlands, herein represented by P. Koppen de Neve, hereinafter referred to as the "Company";

(The New Partner, Province of North Holland, City of Amsterdam, Pegus, the Ultimate Parent 2 and the Company hereinafter collectively referred to as the "Parties" and each individually as a "Party").

WHEREAS:

A. Pursuant to the Partnership Documentation concluded between Parties on the Signing Date (i) the Existing Partners will sell and transfer their Shares to the New Partner and the New Partner will purchase and accept such Shares on the terms and conditions set forth in the Share Purchase Agreement and (ii) the New Partner wishes to subscribe for the Subscription Shares and in respect of such subscription contribute the Subscription Price on the terms and conditions set out in this Share Subscription Agreement.

IT IS HEREBY AGREED AS FOLLOWS:

ARTICLE 1            DEFINITIONS

1.1. Capitalized terms used in this Share Subscription Agreement and not otherwise defined shall have the meanings ascribed to them in schedule 1.1 to the Partnership Agreement, which schedule is attached hereto as SCHEDULE 1.1, except as the context may otherwise require.

1.2. All Schedules and Annexes to this Share Subscription Agreement shall form an integral part hereof.

1.3. References to Articles, Schedules or Annexes shall be references to Articles of and Schedules and Annexes to this Share Subscription Agreement.

1.4. Headings are inserted for convenience only and shall not affect the interpretation of this Share Subscription Agreement.

1.5. Nouns, pronouns and verbs of the singular number shall be deemed to include the plural, and vice versa, and pronouns of the masculine gender shall be deemed to include the feminine and neuter, and vice versa, all as the context may require.

1.6. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation".



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1.7.       Whenever used in this Share Subscription Agreement the words
           "hereof", "herein" and similar words shall be construed as references to this Share Subscription Agreement as a whole and not limited to the particular Article or subsection in which the reference appears.

1.8. The words "best knowledge" shall mean such knowledge as the relevant entities, officials, directors or members of the management board, municipal executive board or provincial executive body, as the case may be, have or may reasonably be expected to have.

ARTICLE 2SUBSCRIPTION AND SUBSCRIPTION PRICE

2.1. Subject to the terms and conditions of this Share Subscription Agreement, the Company agrees to issue to the New Partner and the New Partner agrees to subscribe for 850 (in words: eight hundred and fifty) Shares (the "Subscription Shares") free from any and all liens, charges, claims, third party rights, pledges and encumbrances and together with all rights attaching to them.

2.2. The subscription price for the Subscription Shares (the "Subscription Price") shall be NLG 897,667,150 (in words: eight hundred ninety seven million six hundred sixty seven thousand one hundred and fifty Dutch Guilders), and shall be payable as set forth in Article 6.3.

ARTICLE 3 SIGNING

3.1. The Signing Actions shall take place on the Signing Date and shall be deemed to take place simultaneously, with each such action being conditional upon all such actions being effected.

ARTICLE 4CONDITIONS TO COMPLETION

4.1. The obligations of the Parties under this Share Subscription Agreement shall be subject to and conditional upon each of the First Completion Conditions being satisfied or waived by the Party to whose benefit the First Completion Conditions inure.

4.2. Each of the Parties hereto agrees to make all reasonable efforts to ensure that each of the First Completion Conditions is satisfied as soon as possible after the Signing Date. If at any time a Party becomes aware of anything that may prevent any First Completion Conditions being satisfied, it shall immediately inform the other Parties and they shall cooperate to make all reasonable efforts to ensure that the First Completion Conditions are satisfied.
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ARTICLE 5  COVENANTS PRIOR TO COMPLETION

5.1. The Company shall ensure, from the Signing Date to the First Completion Date, that no action contrary to the Pre-Completion Covenants shall be taken without the prior written approval of the New Partner.

ARTICLE 6  COMPLETION AND PAYMENT

6.1. The Completion of the Subscription Shares shall take place at the Amsterdam offices of Loeff Claeys Verbeke at the First Completion Date.

6.2. The issuance of the Subscription Shares shall be carried out by means of execution of a notarial deed, in accordance with the form attached hereto as SCHEDULE 6.2,to be executed by the Notary. The Notary is a civil law notary of Loeff Claeys Verbeke, the firm of the external legal advisors of the Company. The other Parties hereby acknowledge that they are aware of the provisions of articles 8, 9, l0 and 14.2 of the "Guidelines" concerning associations between civil law notaries ("notarissen") and associations between civil law notaries (notarissen) and barristers/solicitors ("advocaten") as established by the Board of the Royal Regulatory Body of Civil Law Notaries ("Koninklijke Notariele Beroepsorganisatie"). The other Parties hereby explicitly agree that Loeff Claeys Verbeke shall advise and act on behalf of the Company with respect to this Share Subscription Agreement, any agreements resulting from this Share Subscription Agreement and/or any disputes resulting therefrom. To this end the other Parties hereby approve the exchange of essential information, relating to the issuance of the Subscription Shares, between the barristers/solicitors ("advocaten "), tax advisors ("fiscalisten") and civil law notaries ("notarissen") of Loeff Claeys Verbeke.

6.3. The New Partner shall pay the Subscription Price to the Company at the First Completion Date in accordance with the First Completion Actions as follows:

           (i) an amount of NLG 21,250,000 (in words: twenty one million two hundred fifty thousand Dutch Guilders) in cash, which is equal to 25% (in words: twenty five percent) of the nominal value of the Subscription Shares;

           (ii) the remainder of the Subscription Price by way of assignment to the Company of a promissory note issued to New Partner by Ultimate Parent 2, the form of which note is attached as
                  SCHEDULE 6.3.

6.4. The Company hereby waives any right under Chapter III, article 8 of its Articles of Association to call up that portion of the nominal amount of the Subscription Shares in excess of the cash portion thereof other than as provided in the Promissory Note, all Parties acknowledging that the promissory note delivered under Article 6.3 constitutes, together with said cash portion, complete payment for the Subscription Shares.

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ARTICLE 7             COMPLETION

7.1. At the Completion of the Subscription Shares, the First Completion Actions shall take place, which actions shall be deemed to take place as described in schedule 18.2 to the Partnership Agreement, with each such action being conditional upon all such actions being effected.

7.2. Each Party shall at the reasonable request of the other Party execute all documents and do all other acts and things as may reasonably be deemed necessary to give full effect to this Share Subscription Agreement and all agreements pursuant hereto.

ARTICLE 8             WAIVER

8.1. The Existing Partners unconditionally and irrevocably waive all of their respective rights under the Articles of Association in respect of the issuance of the Subscription Shares.

ARTICLE 9            DUE DILIGENCE INVESTIGATION

9.1. The New Partner and the Ultimate Parent 2 acknowledge and agree that they have performed, with the assistance of professional legal, accountancy, financial, technical and tax advisors, a due diligence investigation (the "Due Diligence Investigation") and furthermore:

           9.1.1. that for the purposes of the Due Diligence Investigation they have had (and that their advisors have had) opportunity to review the information, including the data room information set out in SCHEDULE 9.1.1., made available to them and their advisors;

           9.1.2. that they have obtained (and their advisors have obtained) other information that they (and their advisors) deemed proper, and necessary for the purposes of entering into this Share Subscription Agreement, through management interviews, management presentations, site visits and questions submitted to the Existing Partners and the Companies and their advisors;

           9.1.3. that they have raised with the Existing Partners and the Companies any and all specific issues which they considered relevant in connection with the transactions contemplated hereby.

9.2. The New Partner and the Ultimate Parent 2 acknowledge that the representations and warranties contained in this Share Subscription Agreement are the only representations, warranties or other assurances of any kind given by or on behalf of the Company on which the New Partner and the Ultimate Parent 2 may rely (and have relied
           on) in entering into this Share Subscription Agreement.
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9.3.       The New Partner and the Ultimate Parent 2 hereby declare that they are not aware as of the Signing Date of any matter or anything which is inconsistent with the representations and warranties of the Company contained in this Share Subscription Agreement.

ARTICLE 10            REPRESENTATIONS AND WARRANTIES OF THE COMPANY
----------           ----------------------------------------------

10.1. Subject to the provisions of Article 9 and Article 12, the Company represents and warrants to the New Partner that as of First Completion Date the following statements (the "Warranties") shall be true and correct:

           10.1.1. the Companies have been duly incorporated and are validly existing under the laws of the Netherlands;

           10.1.2. the Company is registered with the Trade Register of the Chamber of Commerce of "Utrecht en omstreken" under file number 30084656 in conformity with the extract attached as annex
                     1.4 to the Share Purchase Agreement and the information contained in the extract is correct;

           10.1.3. the Company has the power and authority to enter into this Share Subscription Agreement and to carry out its obligations thereunder;

           10.1.4. the Company has legally resolved to enter into this Share Subscription Agreement subject to the provisions hereof, the signing hereof has been duly authorized and upon signature hereof this Share Subscription Agreement will constitute the legally valid and binding obligations of the Company enforceable against the Company in accordance with its terms and conditions;

           10.1.5. execution, delivery and performance of this Share Subscription Agreement by the Company and its compliance with the terms andconditions hereof do not violate, conflict with or constitute a breach of any of the terms or provisions of, or a default under (or an event that with notice or lapse of time, or both,
                     would constitute a default), or require consent
                     under, or result in the creation or imposition
                     of a lien, charge, pledge or encumbrance on any
                     property or assets of the Companies or an
                     acceleration of any indebtedness of any of the
                     Companies pursuant to (i) any statute, rule or regulation under applicable laws or any order of any governmental agency or of any court or any
                     agreement to which the Company is a party or
                     subject or (ii) any bond, debenture, note,
                     indenture, mortgage, deed of pledge or trust,
                     loan or credit agreement, reimbursement
                     agreement relating to any letter of credit,
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                     license, permit, authorization, leases,
                     subleases or other agreement or instrument to which any of the Companies is a party or is subject, except as it would not have a material adverse effect on the Company or the Companies;

           10.1.6. the entire issued and paid-up share capital of the Company consists of 2,550 (in words: two thousand five hundred and fifty) Shares before the Completion of the Subscription Shares;

           10.1.7. the authorized share capital of the Company amounts to Euro 204,210,000 (in words: two hundred four million two hundred one thousand Euro), divided into 4,500 Shares;

           10.1.8. the New Partner shall have full right and title to the Subscription Shares free of any pledge, usufruct, attachment or any other charge;

           10.1.9. no person other than the New Partner has any right, contingent or otherwise, to acquire or to be offered the Subscription Shares or any other Shares;

           10.1.10. the Companies are legally and validly registered in accordance with the laws of the Netherlands;

           10.1.11. the most recent versions of the articles of association of the Companies have been submitted to the New Partner prior to the signing date. No action has since been taken to amend any of the articles of association, except as provided for in the Partnership Agreement. The Company is subject to the provisions of the statutory regime with respect to large companies (structuurregime);

           10.1.12. none of the Companies has been dissolved or liquidated and no resolution has been adopted with respect to the dissolution or liquidation of the Companies and there are no circumstances known to the Company that may cause the dissolution or liquidation of any of the Companies;

           10.1.13. none of the Companies has been declared bankrupt and no suspension of payments has been granted to any of the Companies; no resolution has been adopted to the aforesaid effect and no circumstances exist that could require one or more of the Companies being declared bankrupt or granted a suspension of payments;

           10.1.14. no resolution has been adopted with respect to any of the Companies to issue shares additional to the issued and outstanding share capital of each of such Companies;
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           10.1.15.  no rights - including options, warrants and convertible debentures - have been granted with respect to unissued shares in the capital of the Companies;

           10.1.16. the Companies' investments in the Participations and the results of operations of the Participations are not material to the financial condition, results of operations or prospects of the Companies.

ARTICLE 11           REPRESENTATIONS AND WARRANTIES OF THE NEW PARTNER AND
                     ULTIMATE PARENT 2

11.1. The New Partner and the Ultimate Parent 2 represent and warrant to the Company that each and every statement made by them under article 19 of the Partnership Agreement shall be true and correct at the First Completion Date.

ARTICLE 12           BREACH OF WARRANTIES, NON-FULFILMENT, DAMAGES

12.1. In the event of a breach of any of the Warranties by the Company, the New Partner or the Ultimate Parent 2 ("Breach") or non-fulfilment by the Company, the New Partner or the Ultimate Parent 2 of any other obligation contemplated by this Share Subscription Agreement ("Non-Fulfilment"), the Company, the New Partner or the Ultimate Parent 2 (the "Notifying Party"), as the case may be, shall upon obtaining knowledge thereof notify the other Party (the "Notified Party") of such Breach or Non-Fulfilment promptly and in writing, and under no circumstances later than 30 (in words: thirty) days after obtaining knowledge of the Breach or Non-Fulfilment, setting out in reasonable detail the events or facts giving rise to the Breach or Non Fulfilment, and specifying the amount of Damages claimed as a result of any Breach of Warranties.

12.2. If the Notified Party fails to take appropriate measures to remedy the Breach or Non-Fulfilment within 30 (thirty) days of such notification and a dispute arises, the Notifying Party shall be entitled to institute arbitration proceedings with a view to resolving the dispute pursuant to article 40 of the Partnership Agreement.

12.3. Subject to the other provisions of this Article 12, the Company shall indemnify the New Partner for all Damages incurred by the New Partner, resulting from any Breach or any Non-Fulfilment, as the case may be.

12.4. The Company shall not owe Damages to the New Partner by virtue of this Article 12 or otherwise have obligations towards the New Partner if and to the extent that the Damage ensuing from a Breach or Non-Fulfilment:

           12.4.1. has been paid to the New Partner by virtue of any insurance policy;
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           12.4.2.   has been paid to the New Partner by a third party other
                     than an insurance company;

           12.4.3. has not been reported in writing with a statement of the nature, cause and scope of the loss or damage to the Company within 60 (in words: sixty) days after the day the New Partner has become aware of a Breach or Non-Fulfilment;

           12.4.4. is specifically, fairly and fully disclosed in writing to the New Partner before the Signing Date;

           12.4.5. is covered by means of a reserve in the 1998 Annual Accounts, on the understanding that, for the application of this Article 12.4.5, reserves which are (or should be) released after the First Completion Date shall be added to reserves which at that instance are found to be insufficient for the underlying Damage if there is not definitive insight concerning the sufficiency of the other reserves;

           12.4.6. are solely due to changes in legislation, regulations or case law after the First Completion Date;

           12.4.7. is a consequence of a change after the Completion Date of the corporate tax structure or the accounting policies of the Companies;

           12.4.8. would not have occurred without an action or omission after the Completion Date by the New Partner, the Companies or any person whose action or omission is attributable to the New Partner and/or the Companies which bear a material connection to the Damage;

           12.4.9. except as otherwise specifically provided in this Share Subscription Agreement, if and to the extent it reduces the tax obligations of the New Partner relating to its investment in the Company or of the Companies after the First Completion Date; and

           12.4.10. furthermore, if and to the extent that the alleged Breach or Non Fulfilment is not submitted by the New Partner to the arbitral body referred to in article 40 of the Partnership Agreement within a period of three months after the written notification by the New Partner to Existing Partners of the Breach or Non-Fulfilment.

12.5. The Existing Partners and the Company shall ensure that reasonable steps are taken to prevent or mitigate Damages which could give rise to a claim by virtue of this Article 12. If the Damages concerned are a consequence of or bear connection to a claim from or liability towards a third party, neither the Existing Partners

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           nor the Company shall in the matter of such claim or liability agree to any terms with the third party without prior written permission from the New Partner. In addition, the Company shall not agree to any such terms without prior permission from the Existing Partners. The Company shall keep the New Partner and the Existing Partners fully informed of such Damages and of the defense to be conducted by the Company.

12.6. A Damage claim against the Company in connection with a Breach or Non-Fulfilment shall not be permitted for any individual claims for an amount below NLG 1,000,000 (in words: one million Dutch Guilders) and in any event the aggregate amount of all claims (as finally determined or agreed) in excess of NLG 1,000,000 (in words: one million Dutch Guilders) must total more than NLG 50,000,000 (in words: fifty million Dutch Guilders) before a claim may be lodged in which case the excess over NLG 50,000,000 (in words: fifty million Dutch Guilders) shall be payable.

12.7. Under no circumstances shall the aggregate amount of all awards or Damages awarded or agreed against the Company exceed an amount equal to 20% (in words: twenty percent) of the Subscription Price.

12.8. The New Partner shall not be entitled to make any claim against the Company for any Breach or Non-Fulfilment unless notice in writing of such claim is given prior to 1 May immediately following the first full Fiscal Year of the Company after the First Completion Date.

12.9. The amount of any award or Damages owed by the Company to the New Partner shall, at the option of the New Partner, be either paid directly to the New Partner or subtracted from the unpaid amount of the Promissory Note referred to in Article 6.3.

12.10. The New Partner irrevocably and unconditionally waives its right to claim Damages against the Company with respect to Stranded Costs and/or Legal Action Stranded Costs.

ARTICLE 13           TERMINATION

13.1.      If the Partnership Agreement is terminated in accordance with article 22 of the Partnership Agreement, this Share Purchase Agreement shall terminate in accordance with its terms.

ARTICLE 14           MISCELLANEOUS

14.1. Articles 19 and 22 through 40 of the Partnership Agreement shall govern this Share Purchase Agreement.
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IN WITNESS WHEREOF this Share Subscription Agreement has been executed by the
Parties hereto in sixfold on the date set out on page one

SIGNED by




for and on behalf of Provincie Noord Holland
By:  J.P.J. Lagrand


SIGNED by




for and on behalf of Gemeente Amsterdam
By: G. ter Horst



SIGNED by




for and on behalf of N.V. Provinciaal en Gemeentelijk Utrechts
Stroomleveringsbedrijf
By: M. ten Klooster



SIGNED by




for and on behalf of Reliant Energy Wholesale Holdings (Europe) Inc.
By: R. Steve Letbetter


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SIGNED by




Reliant Energy Power Generation, Inc.
By: R. Steve Letbetter



SIGNED by




for and on behalf of N.V. Energieproduktiebedrijf UNA
By: P. Koppen de Neve



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Schedules to the Share Subscription Agreement

Schedule 1.1                   :          Definitions
Schedule 6.2                   :          Draft Deed of issuance
Schedule 6.3                   :          Principal Terms of Promissory Note